UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
March 21, 2025
Date of Report (Date of earliest event reported)
THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)
(888) 762-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $5.00	PNC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2025 (the “Effective Date”), the Human Resources Committee (the “Committee”) of the Board of Directors of The PNC Financial Services Group, Inc. (the “Corporation”) adopted and approved The PNC Financial Services Group, Inc. Executive Severance Plan (the “Executive Severance Plan”), effective as of the Effective Date. The Executive Severance Plan is designed to provide certain employees of the Corporation, including our named executive officers (“NEOs”), payments and benefits upon specified terminations of employment. Certain terms used in this Current Report on Form 8-K are defined in the Executive Severance Plan.

The Executive Severance Plan was developed in consultation with the Committee’s independent compensation consultant, as the Committee determined it is typical and appropriate to provide a standardized framework for severance arrangements that will provide increased certainty for the Covered Executives (as defined below) and the Corporation, as well as important protections for the Corporation, in the event of a non-change in control severance.

The Committee will select eligible employees of the Corporation to participate in the Executive Severance Plan (the “Covered Executives”). Each of the Company’s currently serving NEOs will be a participant in the Executive Severance Plan. The Executive Severance Plan does not supersede, replace, nor amend any change in control agreements between the Company and the Covered Executives, which remain in effect. As a condition to becoming eligible for benefits under the Executive Severance Plan, each Covered Executive must enter into a participation notice and agreement to agree to provide 60 days’ notice in connection with any resignation of employment.

If a Covered Executive (i) is involuntarily terminated without Cause (as defined in the Executive Severance Plan) or (ii) resigns for Good Reason (as defined in the Executive Severance Plan), then, in general, the Corporation will provide the following severance payments and benefits to the Covered Executive, subject to applicable tax withholding and a timely release of claims as described in the Executive Severance Plan:

•The continuation of base salary payments for 52 weeks (the “Base Salary Continuation”), payable in accordance with the Corporation’s normal payroll practice; provided that, upon the death of a Covered Executive, any unpaid Base Salary Continuation will be paid in a lump sum within 30 days of death;

•A prorated annual cash incentive award payment, calculated at the target level for the year that includes the Notification Date (as defined in the Executive Severance Plan) and prorated for the number of calendar months during the annual performance period that the Covered Executive was employed as such;

•To the extent an NEO is not retirement-eligible under existing annual equity awards on the date of termination of employment, the continued vesting of any outstanding unvested annual equity awards that were granted prior to February 1, 2025, which will continue to vest and be paid out (i) at the same time and (ii) based on the same risk and performance-adjusted payout percentages applicable under the terms of the equity award agreements as if the Covered Executive remained employed by the Corporation for the entire time or performance period;

•A contribution equal to 70% of the cost of the monthly premiums for Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) coverage for 52 weeks; and

•Talent transition benefits.

The foregoing summary is qualified in its entirety by reference to the Executive Severance Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description	Method of Filing

10.1	Executive Severance Plan dated as of March 21, 2025	Furnished herewith
104	The cover page of this Current Report on Form 8-K, formatted as an inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC. (Registrant)
Date:	March 27, 2025	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller